Exhibit 10.1

PROPERTY AGGREGATE EXCESS OF LOSS
(EXCLUDING FLORIDA) REINSURANCE CONTRACT
Effective: January 1, 2016

issued to

UNITED PROPERTY & CASUALTY INSURANCE COMPANY
St. Petersburg, Florida
and
FAMILY SECURITY INSURANCE COMPANY, INC.
St. Petersburg, Florida
including any and/or all companies that are or hereafter become affiliated therewith, except as respects Interboro Insurance Company, which shall be subject to the Reinsurer’s approval hereunder

Effective: January 1, 2016
UPC_400_16

TABLE OF CONTENTS

1.	BUSINESS COVERED 1

2.	DEFINITIONS 1

3.	TERM 4

4.	TERRITORY 6

5.	EXCLUSIONS 6

6.	SPECIAL ACCEPTANCE 9

7.	RETENTION AND LIMIT 9

8.	OTHER REINSURANCE 10

9.	LOSS NOTICES AND SETTLEMENTS 10

10.	PREMIUM 10

11.	SALVAGE AND SUBROGATION 10

12.	OFFSET 11

13.	FEDERAL TERRORISM RECOVERY 11

14.	LATE PAYMENTS 12

15.	LIABILITY OF THE REINSURER 13

16.	NET RETAINED LINES 13

17.	FUNDING OF RESERVES 14

18.	ACCESS TO RECORDS 16

19.	CONFIDENTIALITY 16

20.	ERRORS AND OMISSIONS 17

Effective: January 1, 2016
UPC_400_16

21.	CURRENCY 19

22.	TAXES 19

23.	FEDERAL EXCISE TAX 19

24.	FOREIGN ACCOUNT TAX COMPLIANCE ACT 19

25.	INSOLVENCY 19

26.	ARBITRATION 20

27.	SERVICE OF SUIT 23

28.	RUN-OFF REINSURERS 24

29.	SEVERABILITY 26

30.	GOVERNING LAW 26

31.	AGENCY 26

32.	ENTIRE AGREEMENT 26

33.	MODE OF EXECUTION 26

34.	INTERMEDIARY 27

ATTACHMENTS
Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance (USA)
Terrorism Exclusion

Effective: January 1, 2016
UPC_400_16

PROPERTY AGGREGATE EXCESS OF LOSS
(EXCLUDING FLORIDA) REINSURANCE CONTRACT
Effective: January 1, 2016
(hereinafter referred to as the “Contract”)

issued to

UNITED PROPERTY & CASUALTY INSURANCE COMPANY
St. Petersburg, Florida
and
FAMILY SECURITY INSURANCE COMPANY, INC.
St. Petersburg, Florida
including any and/or all companies that are or hereafter become affiliated therewith, except as respects Interboro Insurance Company, which shall be subject to the Reinsurer’s approval hereunder
(hereinafter referred to collectively as the “Company”)

by

THE SUBSCRIBING REINSURER(S)
EXECUTING THE INTERESTS AND LIABILITIES
AGREEMENT(S) ATTACHED HERETO
(hereinafter referred to as the “Reinsurer”)

Effective: January 1, 2016
UPC_400_16

ARTICLE 1 - BUSINESS COVERED

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “Policies”) in force at the effective time and date hereof or issued or renewed at or after that time and date, covering business classified by the Company as Property business, including business assumed by the Company in connection with depopulation of Policies from insurers of last resort, including but not limited to, Citizens Property Insurance Corporation and Texas Windstorm Insurance Association, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE 2 - DEFINITIONS

A.
“Ultimate Net Loss” as used herein shall be defined as the sum or sums (including Loss in Excess of Policy Limits, Extra Contractual Obligations, Loss Adjustment Expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

B.	“Loss in Excess of Policy Limits” and “Extra Contractual Obligations” as used herein shall be defined as follows:

1.
“Loss in Excess of Policy Limits” shall mean 90% of any amount paid or payable by the Company in excess of its Policy limits, but otherwise within the terms of its Policy, such loss in excess of the Company’s Policy limits having been incurred because of, but not limited to, failure by the Company to settle within the Policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.
“Extra Contractual Obligations” shall mean 90% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the Policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An Extra Contractual Obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

Effective: January 1, 2016
UPC_400_16

Notwithstanding anything stated herein, this Contract shall not apply to any Loss in Excess of Policy Limits or any Extra Contractual Obligation incurred by the Company as a result of final legal adjudication of a fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. Further, it is understood that Loss Adjustment Expense in connection with Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered under this Contract in the same manner as other Loss Adjustment Expense.

Savings Clause (Applicable only if the Subscribing Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

C.
“Loss Adjustment Expense” as used herein shall be defined as all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, regardless of how such costs and expenses are allocated for statutory reporting purposes, including but not limited to court costs and costs of supersedeas and appeal bonds, and including but not limited to a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto; d) monitoring counsel expenses; and e) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include salaries and expenses of employees, other than (e) above, and office and other overhead expenses.

D.
“Loss Occurrence” as used herein shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term “Loss Occurrence” shall be further defined as follows:

1.
As regards windstorm, hail, tornado, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 144 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period

Effective: January 1, 2016
UPC_400_16

of 96 consecutive hours arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.
As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph D) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

4.
As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks or freezing and/or melting snow or sleet) may be included in the Company’s “Loss Occurrence.”

The Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

Only one period of consecutive hours shall apply with respect to one event, except that, as respects those “Loss Occurrences” referred to in subparagraph 2 above, if the disaster, accident or loss occasioned by the event is of greater duration than 96 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences,” provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

It is understood that losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one “Loss Occurrence.” Notwithstanding the foregoing, the hourly limitations as stated above shall not be exceeded as respects the applicable perils and no single “Loss Occurrence” shall encompass a time period greater than 168 consecutive hours.

E.
“Term of this Contract” as used herein shall be defined as the period from 12:01 a.m., Eastern Time, January 1, 2016, until 12:01 a.m., Eastern Time, January 1, 2017. However, if this Contract is terminated, “Term of this Contract” as used herein shall mean the period from 12:01 a.m., Eastern Time, January 1, 2016, until the effective time and date of termination if this Contract is terminated on a cutoff basis, or through the end of the runoff period if this Contract is terminated on a runoff basis.

ARTICLE 3 - TERM

Effective: January 1, 2016
UPC_400_16

A.
This Contract shall become effective at 12:01 a.m., Eastern Time, January 1, 2016, with respect to losses occurring at or after that time and date, and shall remain in force until 12:01 a.m., Eastern Time, January 1, 2017, unless earlier terminated in accordance with the provisions of this Contract.

B.
Notwithstanding the provisions of paragraph A above, the Company may require the Subscribing Reinsurer to provide funding in accordance with the provisions of the Funding of Reserves Article and/or may reduce or terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event any of the following circumstances occur:

1.
The Subscribing Reinsurer’s (or the Subscribing Reinsurer’s parent or holding company’s) policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s [or the Subscribing Reinsurer’s parent or holding company’s] accounting system) as reported in such financial statements of the Subscribing Reinsurer (or the Subscribing Reinsurer’s parent or holding company) as designated by the Company, has been reduced by 20.0% of the amount of surplus (or the applicable equivalent) at any date during the prior 12-month period (including the 12-month period prior to the inception of this Contract); or

2.
The Subscribing Reinsurer’s A.M. Best’s financial strength rating has been assigned or downgraded below A- and/or its Standard & Poor’s financial strength rating has been assigned or downgraded below A-; or

3.
The Subscribing Reinsurer has become (or has announced its intention to become) merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer’s operations previously; or

4.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

5.
The Subscribing Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision, administration, winding-up or under a scheme of arrangement or similar proceedings (whether voluntary or involuntary), or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

6.	The Subscribing Reinsurer has reinsured its entire liability under this Contract with an unaffiliated entity or entities without the Company’s prior written consent; or

7.	The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business; or

Effective: January 1, 2016
UPC_400_16

8.
The Subscribing Reinsurer has hired an unaffiliated runoff claims manager that is compensated on a contingent basis or is otherwise provided with financial incentives based on the quantum of claims paid; or

9.	The Subscribing Reinsurer fails, for any reason, to comply with the provisions of the Funding of Reserves Article within the time period(s) prescribed in such Article; or

10.
There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the United States of America and the country in which the Subscribing Reinsurer is incorporated or has its principal office, as a result of war, currency regulations or any circumstances arising out of political, financial or economic uncertainty.

The effective date of reduction or termination shall be the date specified in the Company’s written notice of reduction or termination; however such date shall not be earlier than the date of public announcement as respects the earliest applicable trigger, or if there is no date of public announcement as respects the applicable trigger, the date the written notice of reduction or termination is sent to the Subscribing Reinsurer. The Reinsurer shall notify the Company as promptly as possible upon the occurrence of any of the events set forth in subparagraphs 1 through 10 above.

C.
Additionally, in the event of any of the circumstances listed in paragraph B above, the Company shall have the option to commute the Subscribing Reinsurer’s liability for losses arising under Policies subject to this Contract. In the event the Company and the Subscribing Reinsurer cannot agree on the net present value of the Subscribing Reinsurer’s liability under such Policies, they shall appoint an independent actuary to assess such liability and shall share equally any expense of any such actuary. If the Company and the Subscribing Reinsurer cannot agree on an independent actuary, the Company and the Subscribing Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Subscribing Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Reinsurer’s participation under this Contract.

D.
If the Company elects to reduce or terminate a Subscribing Reinsurer’s participation percentage in accordance with the provisions of paragraph B above, the Subscribing Reinsurer shall have no liability, as respects such reduced or terminated share, for losses occurring after the effective date of reduction or termination. Further, the reinsurance premium, including the minimum premium, if applicable, due hereunder shall be prorated based on the Subscribing Reinsurer’s period of participation hereunder and shall be paid as promptly as possible after the final Adjusted Premium is determined hereunder.

E.	The Company’s option to require commutation as set forth under paragraph C above shall survive the termination or expiration of this Contract.

Effective: January 1, 2016
UPC_400_16

F.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

G.
Notwithstanding the expiration or termination of this Contract or the Reinsurer’s participation hereunder, the provisions of this Contract will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully discharged and performed.

ARTICLE 4 - TERRITORY

The territorial limits of this Contract shall follow the Company’s Policies, except that this Contract shall not cover losses in the State of Florida.

ARTICLE 5 - EXCLUSIONS

A.    This Contract does not apply to and specifically excludes the following:

1.	Reinsurance assumed, except as respects the following:

a.
Business assumed as a result of the depopulation of any insurer of last resort, including but not limited to the Citizens Property Insurance Corporation and the Texas Windstorm Insurance Association, and any successor organization of such entities; and/or

b.	Any business assumed from private carriers as a result of depopulations; and/or

c.	Intercompany reinsurance between the Company and its affiliates; and/or

d.	Reinsurance assumed by the Company where the Policies involved are to be reissued as Policies of the Company at the next anniversary or expiration.

2.	Financial guarantee and/or insolvency.

3.	Third party liability and medical payments.

4.
Liability as a member, subscriber or reinsurer of any pool, syndicate or association and any combination of insurers or reinsurers formed for the purpose of covering specific perils, specific classes of business or for the purpose of insuring risks located in specific geographical areas and any assessments from Citizens Property Insurance Company and any successor organization of this entity.

Effective: January 1, 2016
UPC_400_16

5.
All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

6.	Loss or liability from any pool, association or syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund.

7.	All Accident and Health, Fidelity, Surety, Boiler and Machinery, Workers’ Compensation and Credit business.

8.	All Ocean Marine business.

9.	Difference in Conditions insurances and similar kinds of insurances, however styled, insofar as they may provide coverage for losses from the following causes:

a.
Flood, surface water, waves, tidal water or tidal waves, overflow of streams or other bodies of water or spray from any of the foregoing, all whether wind-driven or not, except when covering property in transit; or

b.	Earthquake, landslide, subsidence or other earth movement or volcanic eruption, except when covering property in transit.

10.	Mortgage Impairment insurances and similar kinds of insurances, however styled.

11.	All Automobile business.

12.
Loss or damage directly or indirectly occasioned by, happening through or in consequences of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power, or confiscation or nationalization or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

13.
Loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude any payment of the cost of removal of debris of

Effective: January 1, 2016
UPC_400_16

property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company’s property loss under the applicable original Policy.

14.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance” attached to and forming part of this Contract.

15.	All liability arising out of mold, spores and/or fungus but this exclusion shall not apply to those losses which follow as a direct result of a loss caused by a peril otherwise covered hereunder.

16.	Terrorism, in accordance with the “Terrorism Exclusion Clause - Property Treaty Reinsurance - NMA2930c” attached to and forming part of this Contract.

17.
All loss or damage directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any storm that is named or numbered by the National Hurricane Center at the time it makes landfall. However, this exclusion shall not apply to loss or damage directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with such storm as respects any prior or subsequent landfalls if such storm is not named or numbered by the National Hurricane Center at the time of such landfall.

B.
The Reinsurer shall not be required to provide cover or pay any claim or provide any benefit hereunder that would cause the Reinsurer to be in violation of any applicable trade or economic sanctions, laws or regulations.

C.
Should any judicial, regulatory or legislative entity having legal jurisdiction invalidate any exclusion on the Company’s Policy, any amount of loss for which the Company is liable because of such invalidation will not be excluded hereunder.

D.
The exclusions set forth in paragraph A above, with the exception of subparagraphs 2, 3, 4, 5, 6, 10, 12, 13, 14, 16 and 17, shall not apply when they are merely incidental to the main operations or exposures of the insured, provided such main operations or exposures are also covered by the Company and are not themselves excluded from the scope of this Contract. The Company will be the sole judge of what is “incidental.”

E.
Should the Company, by reason of an inadvertent act, error or omission, be bound to afford coverage excluded hereunder or should an existing insured extend its operations to include coverage excluded hereunder, the Reinsurer shall waive the exclusion(s) set forth in paragraph A above, with the exception of subparagraphs 2, 3, 4, 5, 6, 10, 12, 13, 14, 16 and 17,. The duration of said waiver shall not extend beyond the time that notice of such coverage has been received by the responsible underwriting authority of the Company plus the minimum time period thereafter for the Company to terminate such coverage.

Effective: January 1, 2016
UPC_400_16

ARTICLE 6 - SPECIAL ACCEPTANCE

The Company may submit to the Reinsurer for special acceptance business not covered by this Contract. Such business, if accepted by the Reinsurer, shall be covered hereunder, and shall be subject to the terms and conditions of this Contract, except as otherwise modified by such special acceptance. The Reinsurer shall be deemed to have accepted a risk if it has not responded within five business days after receipt of the request for special acceptance. Any business covered by special acceptance under the reinsurance contract being replaced by this Contract will be automatically covered hereunder. Further, in the event a Subscribing Reinsurer becomes a party to this Contract subsequent to the special acceptance of any business not normally covered hereunder, the Subscribing Reinsurer will be deemed to have accepted such business for coverage hereunder.

ARTICLE 7 - RETENTION AND LIMIT

A.
The Company shall retain and be liable for the first $15,000,000 of Subject Excess Ultimate Net Loss in the aggregate as respects all Loss Occurrences commencing during the Term of this Contract. The Reinsurer shall then be liable for the amount by which such Subject Excess Ultimate Net Loss exceeds the Company’s aggregate retention, but the liability of the Reinsurer shall not exceed $20,000,000 in the aggregate for all Loss Occurrences commencing during the Term of this Contract.

B.
“Subject Excess Ultimate Net Loss” as used herein is defined as all Ultimate Net Loss arising out of any one Loss Occurrence, but only as respects Loss Occurrences where Ultimate Net Loss is greater than or equal to $500,000. Notwithstanding the foregoing, in no event shall Subject Excess Ultimate Net Loss exceed $15,000,000 as respects any one Loss Occurrence.

ARTICLE 8 - OTHER REINSURANCE

A.
The Company shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

B.	The Company shall be permitted to carry excess per risk reinsurance, recoveries under which shall inure to the benefit of this Contract.

ARTICLE 9 - LOSS NOTICES AND SETTLEMENTS

A.
Whenever a loss is reserved by the Company for an amount greater than $10,000,000 or in the event Subject Excess Ultimate Net Loss hereunder equals $7,500,000 in the aggregate, the Company shall notify the Reinsurer. The Company shall keep the Reinsurer informed of all material developments related to such losses as agreed between the parties hereto.

B.	The Company alone and in its sole discretion shall adjust, settle or compromise all claims and losses hereunder.

Effective: January 1, 2016
UPC_400_16

C.
Loss payments, whether made by the Company as a result of adjustment, settlement or compromise, provided they are within the terms of this Contract, shall be binding on the Reinsurer. The Reinsurer shall pay within 10 business days to the Company its share of amounts due upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.

ARTICLE 10 - PREMIUM

As premium for the reinsurance coverage provided under this Contract, the Company shall pay the Reinsurer $_________ in four equal installments of $_________ due on January 1, April 1, July 1 and October 1 of 2016.

ARTICLE 11 - SALVAGE AND SUBROGATION

A.
The Reinsurer shall be credited with salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company) on account of claims and settlements involving reinsurance hereunder. Recoveries therefrom shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage and subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights, provided it is economically reasonable, in the Company’s opinion, to do so.

B.
The expense incurred by the Company in pursuing any such reimbursement or recovery (excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer) shall be borne by each party in proportion to its benefit (if any) from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense incurred by the Company, and the remaining expense as well as any originally incurred Loss Adjustment Expense shall be included in the Company’s Ultimate Net Loss.

ARTICLE 12 - OFFSET

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums or losses or otherwise, due from one party to the other under the terms and conditions of this Contract; provided, however, that in the event of the insolvency of a party hereto, offsets shall be allowed only in accordance with applicable statutes and regulations.

ARTICLE 13 - FEDERAL TERRORISM RECOVERY

A.
Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005, the Terrorism Risk Insurance Program Reauthorization Act of 2007, the Terrorism Risk Insurance Program Reauthorization Act of 2015 and any addenda or

Effective: January 1, 2016
UPC_400_16

endorsements thereto (hereinafter referred to as “TRIA”) as a result of Loss Occurrence(s) commencing during the term of this Contract shall apply as follows:

1.	Except as provided below, any loss reimbursement under TRIA shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

2.
If the sum of the recoveries under this Contract as respects Insured Losses plus recoveries under other reinsurance as respects such Insured Losses plus reimbursement under TRIA as respects such Insured Losses exceeds the total amount of “Insured Losses” to the Company, any amount in excess thereof shall inure to the benefit of the Reinsurer. The Company shall reimburse the Subscribing Reinsurer a portion of such excess recovery in an amount equal to the proportion that the Subscribing Reinsurer’s payment under this Contract bears to the total treaty reinsurance recoveries to the Company for Insured Losses for said loss occurrence(s). In no event shall such reimbursement exceed the amount paid by the Subscribing Reinsurer to the Company under this Contract.

3.
For purposes hereof, if a loss reimbursement received by the Company under TRIA is based on the Company’s Insured Losses in more than one Loss Occurrence and neither the Secretary of the Treasury nor his delegatee specifies the amount of loss allocable to each Loss Occurrence, the reimbursement shall be prorated in the proportion that the Company’s Insured Losses in each Loss Occurrence bears to the Company’s total Insured Losses resulting from all Loss Occurrences to which the reimbursement applies.

4.	For purposes of this Article, “Insured Loss(es)” shall have the same meaning as set forth in Section 102(5) of TRIA.

ARTICLE 14 - LATE PAYMENTS

A.
The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract. However, any Subscribing Reinsurer that has its share terminated in accordance with the provisions of paragraph B of the Term Article shall not be allowed to implement the provisions of this Article against the Company.

B.
In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

Effective: January 1, 2016
UPC_400_16

2.	1/365th of the U.S. prime rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made plus 3%; times

3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.
As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.
Any claim or loss payment due the Company hereunder shall be deemed due 10 business days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 business days, interest will accrue on the payment or amount overdue in accordance with paragraph B of this Article, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.
As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days following transmittal of written notification that the provisions of this Article have been invoked.

D.	For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

E.
Nothing herein shall be construed as limiting or prohibiting the Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall

Effective: January 1, 2016
UPC_400_16

reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

ARTICLE 15 - LIABILITY OF THE REINSURER

A.
The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all of the general and specific stipulations, clauses, waivers, interpretations and modifications of the Company’s Policies and any endorsements thereto. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE 16 - NET RETAINED LINES

A.
This Contract applies only to that portion of any Policy which the Company retains net for its own account (prior to deduction of any reinsurance which inures solely to the benefit of the Company), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

B.
The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 17 - FUNDING OF RESERVES

(Applies to each Subscribing Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves and/or at the option of the Company in the event any of the triggers set forth in paragraph B of the Term Article occur.)

A.
As regards Policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium or losses covered hereunder, or any other outstanding balances which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund its share of any unearned premium (including, but not limited to, the unearned portion of any deposit premium installment as determined by the Company), known outstanding losses and Loss Adjustment Expense that have been reported to the Reinsurer, losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer, including all case reserves plus any

Effective: January 1, 2016
UPC_400_16

reasonable amount estimated to be unreported from known Loss Occurrences, plus any other outstanding balances owed to the Company (hereinafter referred to as “Reinsurer Obligations”) by funds withheld, cash advances, Letter of Credit or a Trust Agreement which meets the requirements of the Florida Insurance Laws and Regulations and are acceptable to the Company. The Reinsurer shall have the option to fund in another manner if the method and form thereof is acceptable to the Company and the insurance regulatory authorities having jurisdiction over the Company’s reserves.

As respects a reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves, it is understood that any funding required of such reinsurer as set forth above shall not be greater than the amount of funding required by the insurance regulatory authorities having jurisdiction over the Company’s reserves.

B.
When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank meeting the NAIC Securities Valuation Office credit standards for issuers of Letters of Credit and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such Letter of Credit shall be issued for a period of not less than one year, and shall contain an “evergreen” clause, which automatically extends the term for one year from its date of expiration or any future expiration date, unless 30 days (or 60 days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C.
The Reinsurer and the Company agree that the Letters of Credit or other funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

2.
To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations if funding is provided by a Trust Agreement) under this Contract;

3.
To fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the U.S. prime rate shall accrue to the benefit of the Reinsurer;

Effective: January 1, 2016
UPC_400_16

4.	To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer. In the event the amount drawn by the Company is in excess of the actual amount required for (1) or (3), or in the case of (4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

D.
The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

E.
At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations, for the sole purpose of amending the Letter of Credit or other method of funding, in the following manner:

1.
If the statement shows that the Reinsurer’s Obligations exceed the balance of the Letter of Credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall increase such funding by the amount of the difference set forth in the statement within 30 days after receipt of the statement.

2.
If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the Letter of Credit (or that 102% of the Reinsurer’s Obligations are less than the Trust Account balance if funding is provided by a Trust Agreement) as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall decrease such funding by the amount of the difference set forth in the statement within 30 days after receipt of the statement.

F.
Should the Subscribing Reinsurer be in breach of its obligations under this Article, or any Trust Agreement that the Subscribing Reinsurer enters into to collateralize the Reinsurer’s Obligations hereunder, notwithstanding anything to the contrary elsewhere in this Contract, including but not limited to the Arbitration Article, the Company may seek immediate relief in respect of said breach from any court sitting in Pinellas County, Florida having competent jurisdiction of the parties hereto or the state and federal courts having jurisdiction for disputes from Pinellas County, as determined by the Company, and the parties consent to jurisdiction of such court. The Subscribing Reinsurer agrees that in addition to obeying the order of such

Effective: January 1, 2016
UPC_400_16

court, it will bear all costs, including reasonable attorneys’ fees and court costs, incurred by the Company in seeking the relief sought from such breach. In the alternative, at the sole discretion of the Company, the Company may elect to demand arbitration of such dispute pursuant to the provisions of the Arbitration Article hereunder.

ARTICLE 18 - ACCESS TO RECORDS

The Reinsurer or its duly appointed representative shall have access to the books and records of the Company on matters relating to this reinsurance upon reasonable advance written notice to the Company and at reasonable times during the regular business hours of the Company, at the location where such books and records are maintained in the ordinary course of business, for the purpose of obtaining information concerning this Contract or the subject matter thereof. However, the Reinsurer shall have such access only if it is current in all undisputed payments due to the Company in accordance with the provisions of this Contract. It is understood that reasonable advance written notice shall not be less than five business days. The Reinsurer may make copies of records of the Company related to this Contract, but at the Reinsurer’s sole expense.

ARTICLE 19 - CONFIDENTIALITY

A.
The Reinsurer hereby acknowledges that the terms and conditions of this Contract, documents, information and data provided to it by the Company, whether directly or through an authorized agent, during the course of negotiation, administration, and performance of this Contract (hereinafter referred to as “confidential information”) are proprietary and confidential to the Company. Confidential information shall not include documents, information or data that the Reinsurer can show:

1.	Are publicly available or have become publicly available through no unauthorized act of the Reinsurer;

2.	Have been rightfully received from a third person without obligation of confidentiality; or

3.	Were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any confidential information to any third parties, including any affiliated companies, except:

1.	When required by retrocessionaires subject to the business ceded to this Contract;

2.	When required by regulators performing an audit of the Reinsurer’s records and/or financial condition;

3.	When required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

Effective: January 1, 2016
UPC_400_16

4.	When required by courts or arbitrators in connection with an actual or potential dispute hereunder.

Further, the Reinsurer agrees not to use any confidential information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.
Notwithstanding the above, in the event the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the confidential information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors, shareholders and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 20 - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE 21 - CURRENCY

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, it shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE 22 - TAXES

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE 23 - FEDERAL EXCISE TAX

A.
The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

Effective: January 1, 2016
UPC_400_16

B.
In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

ARTICLE 24 - FOREIGN ACCOUNT TAX COMPLIANCE ACT

A.
The Subscribing Reinsurer shall provide the Company with all documentation and information required for the Company to comply with any obligations imposed under the foreign account tax compliance provisions of the Hiring Incentives to Restore Employment Act of 2010, including any related regulations of the Internal Revenue Service (hereinafter referred to as “FATCA”).

B.
In addition, the Subscribing Reinsurer shall indemnify the Company for any penalty or other expense the Company incurs as a result of the Subscribing Reinsurer’s failure to comply with FATCA or to provide the Company with the documentation or information required in accordance with the provisions of paragraph A above.

ARTICLE 25 - INSOLVENCY

A.	If more than one reinsured company is included within the definition of “Company” hereunder, this Article shall apply individually to each such company.

B.
In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company or on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Effective: January 1, 2016
UPC_400_16

C.
Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

D.
It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee or other party as more specifically limited by any statute or regulation applicable hereto, of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. However, the exceptions provided in (1) and (2) above shall apply only to the extent that applicable statutes or regulations specifically permit such exceptions.

ARTICLE 26 - ARBITRATION

A.
Binding Arbitration. Except as may be elected by the Company pursuant to paragraph F of the Funding of Reserves Article of this Contract, any dispute relating in any way to the formation, scope, implementation, performance or enforcement of this Contract, or which arises out of or relates to this Contract, shall be resolved through binding arbitration in accordance with this Article. The provisions of this Article are intended to control in the event that other provisions of this Contract or of any other contract are in conflict with the provisions of this Article. No provision of this Contract or of any other contract or understanding shall result in the provisions of this Article being interpreted as being permissive or optional.

B.
Initiation of Arbitration. To initiate arbitration, a party to this Contract shall notify the other party in writing by certified or registered mail, return receipt requested, of its desire to arbitrate. The notice shall refer to this Article of the Contract and state the nature of the dispute and the remedy sought. The Party to which the notice is sent shall respond to it in writing within 10 business days after receipt thereof.

C.
Arbitrator Appointment Process. The dispute shall be resolved by a panel of three arbitrators. Subject to the qualification requirements set forth in the following sections, each Party shall, by e-mail to the other Party or its counsel, appoint one of the arbitrators within 30 days after the notification of initiation of arbitration is received. If a Party fails to appoint an arbitrator within such 30 days, the other Party may appoint the second arbitrator.

D.
Umpire Selection Process. Within 30 calendar days after the date of the e-mail naming them as an arbitrator, the two party-appointed arbitrators shall each provide the other by e-mail the names of three candidates for the third arbitrator, who shall act as umpire, chairing the arbitration panel. If a party-appointed arbitrator fails timely to provide such names, subject to the disqualification of candidates for conflicts disclosed on an umpire questionnaire, the

Effective: January 1, 2016
UPC_400_16

umpire may be selected by the party-appointed arbitrator who timely submitted umpire candidate names. Each named candidate shall be asked to complete and return, within 10 business days, a questionnaire similar to the Neutral Selection Questionnaire found on the ARIAS-US website, such questionnaire being acceptable to the Company. If a candidate fails to return a fully completed umpire questionnaire postmarked in the 10 business days provided, the name of that candidate shall be stricken from the list and not considered further. Any candidate whose responses in the questionnaire indicate a conflict of interest shall be disqualified from consideration as umpire, but may be replaced by another candidate by the party which named the disqualified candidate within five business days. Substitute candidates shall be subject to the questionnaire process set forth above. If the party-appointed arbitrators do not, within 20 business days of the return of the completed umpire questionnaires, agree on an umpire from among the persons named and not disqualified by the questionnaires, then within a further period of 10 business days, each party-named arbitrator shall strike two names from those suggested by the other party-appointed arbitrator (or strike a lesser number if necessary to leave one name pending proposed by each Party), and the umpire shall be selected from the remaining two candidates (one of whom being designated as the “even” candidate, and one the “odd” candidate), using the first digit to the left of the decimal point of the closing Dow industrial average on the next business day (said digit being either “even” or “odd”), subject to the provisions of this Article.

E.
Arbitrator Qualifications. Each of the two party-appointed arbitrators (1) shall be a current or former officer of a property and casualty insurance or reinsurance company, (2) shall have not less than 10 years’ experience with property insurance or reinsurance, and (3) shall not be a current or former employee, officer, or director of a Party or any of their respective affiliates. The umpire (a) shall be a current or former officer of a property and casualty insurance or reinsurance company, (b) shall have not less than 10 years’ experience in property and casualty insurance or reinsurance, and (c) shall not be a current or former employee, officer, or director of a Party or any of their respective affiliates. If an appointed arbitrator or umpire dies, develops a conflict of interest, becomes disabled or is otherwise unable or unwilling to serve, a substitute shall be selected in the same manner as the departing member was chosen, and the arbitration shall continue.

F.
Place and Time; Procedure. Within 30 calendar days after both arbitrators and the umpire have been appointed or selected, the panel shall hold an organizational meeting to determine and notify the Parties of the procedure to be filed, what discovery will be permitted and the date of the final hearing. The arbitration hearing and any pre-hearing conferences shall be held in St. Petersburg, Florida, on the date(s) fixed by the arbitrators, provided that the arbitrators may call for pre-hearing conferences by means of teleconference or videoconference as they may deem appropriate. The arbitrators shall establish pre-hearing and hearing procedures as warranted by the facts and issues of the dispute. The arbitrators may consider any relevant evidence and shall give the evidence such weight as they deem appropriate after consideration of any objections raised. Each Party may examine any witnesses who testify at the arbitration hearing. The arbitrators may allow discovery limited to that discovery reasonably necessary to facilitate the effective presentation of the dispute to the arbitrators. If the arbitrators elect to allow discovery, they shall distribute a discovery

Effective: January 1, 2016
UPC_400_16

plan which shall set forth the scope of permissible discovery and the time frame during which discovery shall be conducted. All arbitration proceedings shall be conducted in the English language. The arbitrators shall base their decision on the terms and conditions of this Contract and applicable law. The arbitrators shall decide all substantive and procedural issues by majority vote. The arbitration proceedings and the outcome thereof shall be kept strictly confidential. The panel is empowered to grant interim relief as it may deem appropriate. If the reinsurance agreement is accompanied by any collateral requirements, the panel shall enforce the collateral requirements pending the final hearing.

G.
Costs. Each party shall bear the cost of the arbitrators appointed by it, and shall jointly and severally bear the cost of the umpire. The remaining costs of arbitration shall be allocated by the panel as part of its final award. The arbitrators may not award attorneys’ fees to any Party.

H.
Award. The award of the arbitration panel shall be in writing and shall be binding upon the Parties. If either Party fails to carry out any aspect of the award, the other Party may seek enforcement of the award in a court of competent jurisdiction, as specified in this Contract, under the Federal Arbitration Act.

I.
Consolidation. Any claims asserted by a Party against the other Party with respect to this Contract or any agreement related to this Contract or the reinsurance program to which this Contract pertains shall be asserted in a single arbitration proceeding, and it is agreed that if such claims are asserted in more than one arbitration proceeding, that the claims shall be consolidated in a single arbitration proceeding, to be heard by the first arbitration panel that is appropriately selected and constituted. The Parties further agree that any arbitration under this Contract shall, at the sole option of either Party, be consolidated with any other arbitration relating to the reinsurance program to which this Contract pertains.

J.	Alternative Expedited Arbitration.

1.
Notwithstanding the foregoing provisions of this Article, in the event an amount in dispute hereunder is $1,000,000 or less, the parties will submit to an expedited arbitration process with the use of a single arbitrator. The arbitrator will be chosen in accordance with the procedures for selecting an arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society - U.S. (ARIAS), using that organization’s Enhanced Umpire Selection program, or any similar program, limiting the potential arbitrators to persons satisfying the qualifications set forth in paragraph E of this Article.

2.
Each party’s case will be submitted to the arbitrator within 100 calendar days of the date of determination of the arbitrator. Discovery will be limited to exchanging only those documents directly relating to the issue in dispute, subject to a limit of two discovery depositions from each party, unless otherwise authorized by the arbitrator upon a showing of good cause.

Effective: January 1, 2016
UPC_400_16

3.
Within 120 calendar days of the date of determination of the arbitrator, the hearing will be completed and a written award will be issued by the arbitrator. As the parties agree that time is of the essence, the sole arbitrator does not have the authority to lengthen the schedule, absent agreement of both parties. The arbitrator will have all the powers conferred on the arbitration panel as hereinabove provided and the terms of this Article not otherwise specifically altered by the terms of this paragraph J will apply.

ARTICLE 27 - SERVICE OF SUIT

(Applicable if the Subscribing Reinsurer is not domiciled in the United States of America, and/or is not authorized in any state, territory or district of the United States where authorization is required by insurance regulatory authorities)

A.
This Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

B.
The parties agree that the state and federal courts located in Pinellas County, Florida or state and federal courts having jurisdiction for disputes from Pinellas County, are the courts of competent personal and subject matter jurisdiction and are the proper venue for any court proceedings permitted under this Article or under this Contract. The parties further agree not to assert, by way of motion, as a defense, or otherwise in any such proceeding, that the venue of the suit is improper or that the agreement or the subject matter may not be enforced by such courts.

C.
In the event the Reinsurer fails to pay any amount claimed to be due hereunder or otherwise fails to perform its obligations hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of the state or federal courts in Pinellas County, Florida or the state and federal courts having jurisdiction for disputes from Pinellas County, as determined by the Company. The Reinsurer will comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, will abide by the final decision of such court or of any appellate court in the event of an appeal.

D.
Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Office of Insurance Regulation, Commissioner of Insurance for the State of Florida or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE 28 - RUN-OFF REINSURERS

Effective: January 1, 2016
UPC_400_16

A.	“Run-off Subscribing Reinsurer” as used herein shall mean a Subscribing Reinsurer that experiences one or more of the following circumstances:

1.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business or has been placed under regulatory supervision or in rehabilitation; or

2.	The Subscribing Reinsurer has ceased all or substantially all of its underwriting operations; or

3.	The Subscribing Reinsurer has transferred all or substantially all of its claims-paying authority to an unaffiliated entity; or

4.	The Subscribing Reinsurer has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, if the Subscribing Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of claims-paying authority for the purposes of subparagraphs 3 and 4 of this paragraph.

B.
Notwithstanding any other provision of this Contract, in the event a Subscribing Reinsurer becomes a Run-off Subscribing Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Subscribing Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Subscribing Reinsurer’s participation hereunder:

1.	If the Run-off Subscribing Reinsurer does not pay a claim or raise a query concerning the claim within 30 days of billing, it shall be estopped from denying such claim and must pay immediately.

2.
If payment of any claim has been received from Subscribing Reinsurers constituting at least 50% of the interests and liabilities of all Subscribing Reinsurers who participated on this Contract and who are not classified as Run-off Subscribing Reinsurers as of the due date, the Run-off Subscribing Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Subscribing Reinsurer of written notification of such payments.

3.
Should the Run-off Subscribing Reinsurer refuse to pay claims as required by subparagraphs 1 and/or 2 above, the interest penalty specified in the Late Payments Article shall be increased by 1.0% for each 30 days that a payment is past due, subject to a maximum increase of 7.0%, it being understood that in no event shall the maximum amount exceed the amount permitted by applicable law.

Effective: January 1, 2016
UPC_400_16

4.
The Company may require the Run-off Subscribing Reinsurer to provide funding in accordance with the provisions of the Funding of Reserves Article or the Company may require that the Run-off Subscribing Reinsurer’s liability for Loss Occurrences commencing during the term of this Contract be commuted. If the Company elects to commute, the parties shall agree on the commutation amount. If the parties fail to agree within 30 days following the Company’s election of commutation, they shall appoint an actuary and/or appraiser to assess such liability and shall share equally the expense of the actuary and/or appraiser. If the Company and the Run-off Subscribing Reinsurer fail to agree on an actuary and/or appraiser within 45 days following the Company’s election of commutation, the Company and the Run-off Subscribing Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. None of the actuaries and/or appraisers shall have a financial interest in, nor be a current or former employee of, either of the parties to this Contract. The decision in writing of the actuary or appraiser shall be final and binding on both parties. The expense of the actuary or appraiser and of the commutation will be equally divided between the two parties. The Run-off Subscribing Reinsurer shall promptly pay the amount so determined. Payment by the Run-off Subscribing Reinsurer of the commutation amount shall constitute a full and final release of both parties under this Contract.

5.	The provisions of the Offset Article shall not apply.

6.	The provisions of the Arbitration Article shall not apply.

C.	The Company’s waiver of any rights provided in this Article shall not constitute a future waiver of that right, or any other rights, of the Company under this Contract.

ARTICLE 29 - SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE 30 - GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of the rules with respect to conflicts of law.

ARTICLE 31 - AGENCY

Effective: January 1, 2016
UPC_400_16

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured company(ies) for the purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes or remitting or receiving any monies due any party.

ARTICLE 32 - ENTIRE AGREEMENT

A.
This Contract and any related trust agreement, letter of credit and/or special acceptance(s), shall constitute the entire agreement between the parties hereto with respect to the business reinsured hereunder and there are no understandings between the parties other than as expressed in this Contract.

B.	Any change to or modification of this Contract shall be null and void unless made by an addendum signed by both parties.

ARTICLE 33 - MODE OF EXECUTION

A.	This Contract (including any addenda thereto) may be executed by any of the following methods:

1.	An original written ink signature of paper documents;

2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.
Electronic signature technology employing computer software and a digital signature or digitizer pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.
The use of any one or a combination of the methods set forth in paragraph A above shall constitute a valid execution of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 34 - INTERMEDIARY

TigerRisk Partners LLC is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including, but not limited to, notices, statements, premium, return premium, commissions, taxes, losses, Loss Adjustment Expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through TigerRisk Partners LLC, 7601 France Avenue South, Suite 200, Edina, Minnesota 55435. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments

Effective: January 1, 2016
UPC_400_16

by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company has confirmed its review of the Interests and Liabilities Agreement(s) attached to and forming part of this Contract and its agreement to be bound by the terms and conditions thereof, and has executed this Contract by its duly authorized representative on:

this ________________ day of _____________________________, in the year _____________.

________________________________________________________________
UNITED PROPERTY & CASUALTY INSURANCE COMPANY (for and on behalf of the “Company”)

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -
REINSURANCE - U.S.A.

1.
This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.
Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

III.
Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.
Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)
where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.
Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:
(a)    substantial quantities, and
(b)    the extent of installation, plant or site.

Effective: January 1, 2016
UPC_400_16

Note.     Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)
all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)
with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119
BRMA 35B

Effective: January 1, 2016
UPC_400_16

TERRORISM EXCLUSION
(Property Treaty Reinsurance)

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

NMA 2930c
22/11/02

Effective: January 1, 2016
UPC_400_16